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EXHIBIT 3.3

                                                 CERTIFICATE OF AMENDMENT TO
                                                  ARTICLES OF INCORPORATION

                                                             OF

                                                  S. S. CAPITAL INCORPORATED

KNOW ALL MEN BY THESE PRESENTS:

S.S. Capital Incorporated formed under the laws of the State of Nevada, the undersigned, President and Secretary of S.S. Capital Incorporated certify that at a special meeting of the shareholders held on April 1, 1999, and which was called for the purpose of amending the Articles of Incorporation, an appropriate majority of the holders of shares of each class entitled to vote authorized the following amendments to the Articles of Incorporation:

1.  Board of Directors:

The company shall initially have One (1) directors. This individual shall serves as directors until that person's successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation, and without the necessity of amending these Articles of Incorporation. A majority of the directors in office, present at any meeting of the Board of Directors duly called, whether physically or telephonically present, whether regular or special, shall always constitute a quorum of the transaction of business, unless the bylaws shall otherwise provide. The names and mailing addresses of the initial directors are:
Damian Verdune 3305 W. Spring Mountain Road, #60B, Las Vegas, NV 89102

2.  Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue shall be increased from twenty five thousand [25,000] shares of common voting stock with no par value with only one class of stock authorized to the following:

The corporation shall be authorized to issue 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

3.  Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

4.  Director's and Officer's Liability:

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director


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or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

5.  Indemnity:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right and which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

6.  Amendments:

Subject at all times to the express provisions of Section 4 on the Assessment of Shares, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation of said By- Laws, and all rights conferred upon shareholders are granted subject to this reservation.

7.  Power of Directors:

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, is any adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation; (b) To authorize and cause to be executed mortgages and lines, with our without limitations as to the amount, upon the real and personal property of the corporation. (C) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities; (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; (e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors or the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors



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All the corporate powers of the Corporation shall be exercised by the Board of
Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereby set my hand on this 1st day of April, 1999, hereby declaring and certifying that the facts stated herein above are true.

                  Dated:  April 1, 1999

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                  Damian Verdune
                  President

                  Dated:  April 1, 1999

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                  Damian Verdune
                  Secretary